 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 9, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2009, Echo Broadcasting Group, Inc. (“Echo”), a subsidiary of Mega Media Group, Inc. (the “Company”), amended its Time Brokerage Agreement (the “Amendment Agreement”), originally dated November 1, 2005 and amended November 7, 2007, with Island Broadcasting Company (“Island”).  Pursuant to the Amendment Agreement, Echo shall make payments of $150,000 to Island on the following dates: February 1, March 1, April 1 and May 1, 2009. In addition, the amount that was due on December 31, 2008 which is approximately $1,640,000 shall be reduced by half, and paid $500,000 on March 1, 2009 and $320,000 on May 15, 2009. The $250,000 that was due on January 1, 2009, and the additional $100,000 due on February 1, March 1, April 1 and May 1, 2009 shall be waived. Payments of $250,000 per month, per the November 7, 2007 agreement, as disclosed in our Form 8-K on November 15, 2008, will commence on June 1, 2009 and continue thereafter. Additionally, the revenue sharing fee of the November 7, 2007 agreement shall be waived up to June 1, 2009 and continue thereafter. Effective June1, 2009, Echo will adhere to the original agreement and its amendment date November 7, 2007.

Both parties also agreed that the Amendment Agreement will be terminated at 5PM on the above due dates if any of the amounts stated above are not paid to Island on or before the due dates.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amendment to Time Brokerage Agreement between Island Broadcasting Company and Echo Broadcasting Group, Inc., dated January 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: January 15, 2009	By:	/s/ Alex Shvarts
Alex Shvarts President and Director